UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2024
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Lamb Weston Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-37830	61-1797411
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 S. Rivershore Lane		83616
Eagle, Idaho		(Zip Code)
(Address of principal executive offices)
(208) 938-1047
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $1.00 par value	LW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

Term Loan Credit Agreement

On September 27, 2024 (the “Closing Date”), Lamb Weston Holdings, Inc. (the “Company”) entered into the First Amendment to Amended and Restated Credit Agreement (the “Amendment”), which amends the Company’s existing Amended and Restated Credit Agreement, dated as of May 3, 2024 (the “Existing Credit Agreement” and, as amended by the Amendment, the “Amended Credit Agreement”), among the Company, as the borrower, the guarantors party thereto, the lenders from time to time party thereto and AgWest Farm Credit, PCA, as administrative agent. The Existing Credit Agreement provided for, among other things, (i) a $300.0 million term loan facility (the “Term A Loan”), (ii) a $450.0 million term loan facility (the “Term A-3 Loan”) and (iii) a $325.0 million term loan facility (the “Term A-4 Loan”). The Amendment amends the Existing Credit Agreement for the purpose of, among other things, establishing an additional $500.0 million term loan facility (the “Term A-5 Loan”), a portion of which was used on the Closing Date to repay the Term A Loan in full.

Borrowings of the Term A-5 Loan bear interest at a per annum rate equal to (i) an applicable rate plus (ii) the Adjusted Term SOFR Rate, the Base Rate or the Fixed Rate (each as defined in the Amended Credit Agreement). The applicable rate is based on the Company’s consolidated net leverage ratio and ranges between 1.85% to 2.85% (or, in the case of Base Rate-based loans, 0.85% to 1.85%).

The Company is required to make amortization repayments of the Term A-5 Loan, commencing on the last business day of March 2025, in equal quarterly installments equal to 5.00% per annum of the original principal amount of the Term A-5 Loan, with the remaining principal balance payable on the maturity date (subject to adjustment for prepayments). The Term A-5 Loan matures on September 27, 2031.

General

A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description above is a summary of the Amendment, does not purport to be complete, and is qualified in its entirety by the complete text of the Amendment.

Certain of the agents and lenders and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates for which they have received customary fees and compensation for these transactions and may in the future receive customary fees and compensation.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1
First Amendment to Amended and Restated Credit Agreement, dated as of September 27, 2024, among Lamb Weston Holdings, Inc., the guarantors party thereto, the lenders party thereto and AgWest Farm Credit, PCA, as administrative agent

104	Cover Page Interactive Data File (cover page XBRL tags embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMB WESTON HOLDINGS, INC.

	By:	/s/ Eryk J. Spytek
Name: Eryk J. Spytek
Title: General Counsel and Chief Compliance Officer
Date: September 27, 2024